Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER FISCAL YEAR 2008 RESULTS

RUTLAND, VERMONT (September 5, 2007) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional, non-hazardous solid waste and recycling services company, today reported financial results for the first quarter of its 2008 fiscal year. Highlights of the Company’s performance include:

•                  First quarter 2008 operating income up $3.9 million or 44.8 percent over the same quarter last year;

•                  First quarter 2008 earnings before interest, taxes, depreciation and amortization (EBITDA)* up $6.2 million or 23.3 percent over the same quarter last year;

•                  EBITDA margin up 260 basis points over the same quarter last year, driven by cost reductions and positive pricing; and

•                  Free cash flow for the quarter up $10.7 million over the same quarter last year.

First Quarter Results

For the quarter ended July 31, 2007, the Company reported revenues of $152.4 million, up $11.6 million, or 8.3 percent over the same quarter last year. The Company’s net income per common share was $0.07, compared to net loss of $0.04 per share in the same quarter last year. Operating income for the quarter was $12.6 million, up $3.9 million or 44.8 percent over the same quarter last year.  Cash provided by operating activities in the quarter was $20.3 million, up $1.3 million, or 6.8 percent compared to the same quarter last year. The Company’s EBITDA was $32.8 million, up $6.2 million, or 23.3 percent from the same quarter last year.  In the first quarter 2008, the Company settled the Maine Energy Recovery dispute and recognized other income in the amount of $2.1 million related to the reversal of excess accruals originally established in connection with waste handling agreement disputes with fifteen municipalities which were party to the agreements. The after-tax impact of this settlement was $1.3 million, or $0.05 per common share.

Highlights of the Quarter

“From an operating perspective, this was a solid quarter,” John W. Casella, chairman and chief executive officer, said. “We laid out a clear plan last quarter; a plan that focuses on cost reductions and profitable revenue growth to increase shareholder returns and repay debt. I am pleased with the progress we made this quarter and our team is focused on executing against this plan to harvest cash flows from landfill conversions and expansions and to reduce costs through increased productivity, realigning markets, and more efficient purchasing.”

“Regional economic conditions have improved over last year, however the northeastern U.S. economy still remains challenged. In addition, our GreenFiber unit continues to be materially impacted by the general slowdown in the housing market.”

Collaboration with Fulcrum BioEnergy, Inc. for the production of liquid biofuels

In other developments, the Company entered into an agreement with Fulcrum BioEnergy, Inc. to collaborate in the design, construction and operation of clean waste-to-fuels production facilities in New England and New York.

Fulcrum BioEnergy, a privately held company, is focused on developing projects utilizing both existing and new technologies to convert various waste streams, including municipal solid waste, into a waste-derived feedstock for the production of liquid biofuels. Fulcrum BioEnergy plans to finance, permit, construct, own and operate the facilities, while the Company will provide expertise in the development and operation of the waste-derived fuel processing plants and supply solid waste as a feedstock. Permitting is expected to begin on the first three facilities in the northeastern U.S. during the next twelve months.

“Our collaboration with Fulcrum BioEnergy is an important step forward in our long-term strategy to create additional value from the waste stream beyond the traditional consumption model,” John W. Casella, chairman and chief executive officer, said.

 “We remain strongly focused on harvesting value from our traditional landfill and solid waste services assets, while leveraging this foundation to create additional value in the near- and long-term through innovation and technology,” Casella said.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose free cash flow and earnings before interest, taxes, depreciation and amortization (EBITDA), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of companies in the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these non- GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Casella Waste Systems, headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services primarily in the eastern United States.

For further information, contact Richard Norris, chief financial officer; Ned Coletta, director of investor relations; or Joseph Fusco, vice president; at (802) 775-0325, or visit the Company’s website at http://www.casella.com.

The Company will host a conference call to discuss these results on Thursday, September 6, 2007 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (719) 457-2698 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available by calling (719) 457-0820 (conference code #5076475) before 11:59 p.m. ET, Thursday, September 13, 2007, or by visiting the Company’s website.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to reduce costs sufficiently to achieve estimated EBITDA and other targets; anticipated revenue may not materialize; continuing weakness in general economic conditions and poor weather conditions may affect our revenues; we may be required to incur capital expenditures in excess of our estimates; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2007. We do not necessarily intend to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except amounts per share)

	Three Months Ended
	July 31,	July 31,
	2006	2007

Revenues	$140,757	$152,433

Operating expenses:
Cost of operations (1)	93,537	101,308
General and administration (1)	20,624	18,328
Depreciation and amortization	17,891	20,176
	132,052	139,812

Operating income	8,705	12,621

Other expense/(income), net:
Interest expense, net (2)	9,312	11,081
Loss (income) from equity method investments	(123)	2,151
Other income	(55)	(3,134)
	9,134	10,098

Income (loss) from continuing operations before income taxes and discontinued operations	(429)	2,523
Provision (benefit) for income taxes	(518)	780

Income from continuing operations before discontinued operations	89	1,743

Discontinued Operations:
Loss from discontinued operations, net of income taxes (3)	(142)	—

Net income (loss)	(53)	1,743

Preferred stock dividend	881	—

Net income (loss) available to common stockholders	$(934)	$1,743

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,236	25,442

Net income (loss) per common share	$(0.04)	$0.07

EBITDA (4)	$26,596	$32,797

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	April 30,	July 31,
	2007	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,363	$4,378
Restricted cash	73	94
Accounts receivable — trade, net of allowance for doubtful accounts	62,044	65,047
Other current assets	20,320	26,153
Total current assets	94,800	95,672

Property, plant and equipment, net of accumulated depreciation	487,621	488,289
Goodwill	173,350	172,885
Intangible assets, net	2,217	2,067
Restricted cash	12,734	12,855
Investments in unconsolidated entities	49,969	47,850
Other non-current assets	13,402	12,021

Total assets	$834,093	$831,639

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$1,215	$2,070
Current maturities of capital lease obligations	1,104	1,009
Series A redeemable, convertible preferred stock (2)	74,018	74,944
Accounts payable	52,371	48,700
Other accrued liabilities	59,444	63,294
Total current liabilities	188,152	190,017

Long-term debt, less current maturities	476,225	469,246
Capital lease obligations, less current maturities	650	472
Other long-term liabilities	39,570	39,265

Stockholders’ equity	129,496	132,639

Total liabilities and stockholders’ equity	$834,093	$831,639

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)

		Three Months Ended
		July 31,	July 31,
		2006	2007
	Cash Flows from Operating Activities:
	Net income (loss)	$(53)	$1,743
	Loss from discontinued operations, net	142	—
	Adjustments to reconcile net income (loss) to net cash provided by operating activities —
	Depreciation and amortization	17,891	20,176
	Depletion of landfill operating lease obligations	1,924	1,857
	Preferred stock dividend	—	925
	Maine Energy settlement	—	(2,142)
	Loss (income) from equity method investments	(123)	2,151
	Gain on sale of equipment	(256)	(241)
	Stock-based compensation	134	216
	Excess tax benefit on the exercise of stock options	(141)	—
	Deferred income taxes	(1,135)	856
	Changes in assets and liabilities, net of effects of acquisitions and divestitures	578	(5,245)
		18,872	18,553
	Net Cash Provided by Operating Activities	18,961	20,296
	Cash Flows from Investing Activities:
	Acquisitions, net of cash acquired	(632)	(10)
Additions to property, plant and equipment	— growth	(8,487)	(6,630)
	— maintenance	(23,587)	(15,731)
	Payments on landfill operating lease contracts	(618)	(474)
	Restricted cash from revenue bond issuance	4,419	—
	Other	456	796
	Net Cash Used In Investing Activities	(28,449)	(22,049)
	Cash Flows from Financing Activities:
	Proceeds from long-term borrowings	139,200	112,075
	Principal payments on long-term debt	(130,751)	(118,472)
	Proceeds from exercise of stock options	900	165
	Excess tax benefit on the exercise of stock options	141	—
	Net Cash (Used in) Provided by Financing Activities	9,490	(6,232)
	Cash Used in Discontinued Operations	(765)	—
	Net increase in cash and cash equivalents	(763)	(7,985)
	Cash and cash equivalents, beginning of period	7,429	12,363
	Cash and cash equivalents, end of period	$6,666	$4,378

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
Unaudited
(In thousands)

Note 1:     The Company has made reclassifications in the Company’s Statements of Operations to conform prior year information with the Company’s current period presentation.  During the fourth quarter of fiscal year 2007, the Company began recording personnel costs associated with engineering and permitting activities as a cost of operations where previously these costs had been recorded as general and administration.  This resulted in costs reclassified amounting to $466 for the three months ended July 31, 2006.

Note 2:      The Company’s Series A redeemable, convertible preferred stock (“Series A preferred”) contained a mandatory redemption provision effective August 11, 2007.  As the Company did not anticipate that the Series A preferred would be converted to Class A Common Stock by the redemption date, the Company reflected the redemption value of the Series A preferred as a current liability at April 30, 2007 and July 31, 2007.  Consistent with this presentation, the Company has recorded the Series A preferred dividend as interest expense in the quarter ended July 31, 2007.  The Series A preferred was redeemed effective August 11, 2007 at an aggregate redemption price of $75,057.

Note 3:     The company divested the assets of the Holliston Transfer Station (“Holliston Transfer”) during the quarter ended April 30, 2007.  The transaction required discontinued operations treatment under SFAS No. 144, therefore the operating results of Holliston Transfer have been reclassified from continuing to discontinued operations for the quarter ended July 31, 2006.

Note 4:     Non - GAAP Financial Measures

        In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose EBITDA (earnings before interest, taxes and depreciation and amortization) and Free Cash Flow, which are non-GAAP measures.

       These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to net cash provided by operating activities as determined in accordance with GAAP.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

    Following is a reconciliation of EBITDA to Net Cash Provided by Operating Activities:

	Three Months Ended
	July 31,	July 31,
	2006	2007

Net Cash Provided by Operating Activities	$18,961	$20,296

Changes in assets and liabilities, net of effects of acquisitions and divestitures	(578)	5,245
Deferred income taxes	1,135	(856)
Stock-based compensation	(134)	(216)
Excess tax benefit on the exercise of stock options	141	—
Provision for income taxes	(518)	780
Interest expense, net	9,312	11,081
Preferred stock dividend	—	(925)
Depletion of landfill operating lease obligations	(1,924)	(1,857)
Gain on sale of equipment	256	241
Other income	(55)	(992)
EBITDA	$26,596	$32,797

    Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended
	July 31,	July 31,
	2006	2007

EBITDA	$26,596	$32,797
Add (deduct): Cash interest	(3,440)	(5,150)
Capital expenditures	(32,074)	(22,361)
Cash taxes	(656)	(311)
Depletion of landfill operating lease obligations	1,924	1,857
Change in working capital, adjusted for non-cash items	(4,131)	(7,929)

FREE CASH FLOW	(11,781)	(1,097)

Add (deduct): Capital expenditures	32,074	22,361
Other	(1,332)	(968)
Net Cash Provided by Operating Activities	$18,961	$20,296

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)

Amounts of the Company’s total revenues attributable to services provided are as follows:

	Three Months Ended July 31,
	2006(1)	2007
Collection	$70,141	$71,008
Landfill / disposal facilities	28,376	29,202
Transfer	7,903	7,881
Recycling	34,337	44,342
Total revenues	$140,757	$152,433

Note 1:  Revenue attributable to services provided for the three months ended July 31, 2006 has been revised to conform with the classification of revenue attributable to services provided in the current fiscal year.

Components of revenue growth for the three months ended July 31, 2007 compared to the three months ended July 31, 2006:

		Percentage
Solid Waste Operations(1)	Price	1.3%
	Volume	0.7%
	Solid waste commodity price and volume	0.4%
Total growth - Solid Waste Operations		2.4%

FCR Operations(1)	Price	23.8%
	Volume	4.0%
Total growth - FCR Operations		27.8%

Rollover effect of acquisitions (as a percentage of total revenues)		0.4%

Total revenue growth		8.3%

Note 1: Calculated as a percentage of segment revenues.

Solid Waste Internalization Rates by Region:

	Three Months Ended July 31,
	2006(1)	2007
North Eastern region	57.4%	55.8%
South Eastern region	27.3%	26.3%
Central region	79.0%	75.2%
Western region	50.3%	57.6%
Solid Waste Internalization	56.1%	57.1%

Note 1:  Internalization rates for the three months ended July 31, 2006 have been revised to exclude the activity associated with the Holliston Transfer Station.  The Company divested the assets of this facility during the quarter ended April 30, 2007.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)

US GreenFiber (50% owned) Financial Statistics:

	Three Months Ended July 31,
	2006	2007
Revenues	$44,396	$33,499
Net income (loss)	515	(3,593)
Cash flow from operations	8,179	2,149
Net working capital changes	5,480	2,898
EBITDA	$2,699	$(749)

As a percentage of revenue:
Net income (loss)	1.2%	-10.7%
EBITDA	6.1%	-2.2%

Components of Growth versus Maintenance Capital Expenditures(1):

	Three Months Ended July 31,
	2006	2007
Growth Capital Expenditures:
Landfill Development	$6,022	$5,124
Boston MRF Building	—	—
MRF Equipment Upgrades	845	134
Other	1,620	1,372
Total Growth Capital Expenditures	8,487	6,630

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	13,830	4,679
Landfill Construction & Equipment	8,077	9,356
Facilities	1,039	1,313
Other	641	383
Total Maintenance Capital Expenditures	23,587	15,731

Total Capital Expenditures	$32,074	$22,361

Note 1:  The Company’s capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Growth capital expenditures also include those outlays associated with acquiring landfill operating leases, which do not meet the operating lease payment definition, but which were included as a commitment in the successful bid.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands, except for per share data)

The Company is providing below quarterly financial statements for fiscal year 2007 reflecting reclassified amounts associated with the discontinued operations treatment resulting from the divestiture of Holliston Transfer.

	Three Months Ended
	July 31,	October 31,	January 31,	April 30,
	2006	2006	2007	2007

Revenues	$140,757	$144,940	$131,038	$130,255

Operating expenses:
Cost of operations	93,537	92,057	87,968	87,090
General and administration	20,624	19,155	17,076	18,000
Depreciation and amortization	17,891	19,246	17,171	17,431
Hardwick impairment and closing charge	—	—	—	26,892
Development project charges	—	—	—	752
	132,052	130,458	122,215	150,165

Operating (loss) income	8,705	14,482	8,823	(19,910)

Other expense/(income), net:
Interest expense, net	9,312	9,610	9,803	10,135
Loss (income) from equity method investments	(123)	(867)	(988)	927
Other income	(55)	(248)	(49)	(221)
	9,134	8,495	8,766	10,841

(Loss) income from continuing operations before income taxes and discontinued operations	(429)	5,987	57	(30,751)
(Benefit) provision for income taxes	(518)	3,543	771	(12,324)

(Loss) income from continuing operations before discontinued operations	89	2,444	(714)	(18,427)

Discontinued Operations:
Loss from discontinued operations, net of income taxes	(142)	(54)	(131)	(230)
Loss on disposal of discontinued operations, net of income taxes	—	—	—	(717)

Net (loss) income	(53)	2,390	(845)	(19,374)

Preferred stock dividend	881	892	902	914

Net (loss) income available to common stockholders	$(934)	$1,498	$(1,747)	$(20,288)

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,236	25,510	25,273	25,318

Net (loss) income per common share	$(0.04)	$0.06	$(0.07)	$(0.80)

EBITDA	$26,596	$33,728	$25,994	$25,165